EXHIBIT 5.1

[MCDONALD CARANO LETTERHEAD]

May 30, 2023

Inuvo, Inc.

500 President Clinton Boulevard

Suite 300

Little Rock, AR 72201

Ladies and Gentlemen:

We have acted as special Nevada counsel for Inuvo, Inc., a Nevada corporation (the “Company”), in connection with the issuance of up to 16,000,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3, as amended (File No. 333-253018) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on March 15, 2021, a base prospectus, dated March 15, 2021, included in the Registration Statement at the time it was originally declared effective (the “Base Prospectus”), and a prospectus supplement, dated as of May 25, 2023, filed with the Commission (the “Prospectus Supplement”; together with the Base Prospectus, the “Prospectus”). The Shares are being sold pursuant to a Securities Purchase Agreement, dated as of May 25, 2023, between the Company and certain purchasers party thereto (the “Securities Purchase Agreement”). This opinion is being rendered in connection with the filing of the Prospectus with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement and the Prospectus.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement and the Prospectus. In connection with the opinion expressed herein, we have examined such documents, records, and matters of law as we have deemed relevant or necessary for purposes of such opinion including, without limitation: (i) the Registration Statement, the Base Prospectus, and the Prospectus Supplement; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the Board of Directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Shares pursuant to the terms of the Registration Statement, including to establish the sale price of the Shares; (iv) the Securities Purchase Agreement; and (v) such other documents and records and matters of law as we have deemed necessary or appropriate for purposes of this opinion.

In rendering this opinion, we have assumed without independent verification: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness, and authenticity of certificates of public officials; (v) that each natural person signing any document reviewed by us had the legal capacity to do so; and (vi) the due authorization, execution, and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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To the extent relevant to any opinion below, we have also assumed that, at the time of the sale or delivery of the Shares: (i) the Registration Statement is effective under the Securities Act and the rules and regulations promulgated thereunder, and such effectiveness has not been terminated or rescinded, and complied with all applicable laws; (ii) the Prospectus Supplement relating to the Shares being offered was prepared and filed in compliance with the Securities Act and the rules and regulations promulgated thereunder, and complied with all applicable laws; (iii) inasmuch as the Shares being offered are to be sold pursuant to the Securities Purchase Agreement, such Securities Purchase Agreement, in the form filed as an exhibit to the Registration Statement, was duly authorized, executed, and delivered by the Company and the other parties thereto, and constitutes a valid, binding, and enforceable obligation of the Company and the other parties thereto, enforceable against each of them in accordance with its terms, and the Shares offered and sold pursuant thereto were offered and sold in accordance with the terms thereof; (iv) the Shares being offered will be issued and sold in compliance with applicable federal and state securities laws and for the consideration set forth in, and otherwise as contemplated by and in conformity with, the Registration Statement, the Prospectus, and the Prospectus Supplement relating to the Shares being offered; (v) any applicable listing or other requirements of the NYSE American have been complied with; (vi) with respect to the Shares issued and sold, there will be sufficient shares of Common Stock authorized and available for issuance, and that the consideration for the issuance and sale of the Shares is in an amount that is not less that the par value of the Common Stock; and (vii) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and shall have the necessary power and authority to issue and sell the Shares.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications, and limitations contained herein, if the Board of Directors of the Company has taken all necessary corporate action to authorize the issuance and sale of the Shares, including the terms of the offering thereof and related matters in accordance with the Securities Purchase Agreement and the applicable purchase or similar agreement therefor, and when issued and paid for as described in the Prospectus and when stock certificates or book entry positions representing the Shares have been duly executed, registered in the books and records of the Company and delivered, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid, and non-assessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

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This opinion is for your benefit in connection with the Registration Statement, the Prospectus, and the Prospectus Supplement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as part of the Company’s Current Report on Form 8-K to be filed with the Commission for the purpose of including this opinion as part of the Registration Statement, to the incorporation by reference of this opinion letter into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Sincerely,

/s/ McDonald Carano LLP
MCDONALD CARANO LLP

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